Exhibit 99.1

Pareteum Announces Restructuring of Senior Secured Debt Obligation

Amended Agreement Provides Extension of Debt Maturity Date and Potential for Reduction of Interest Rate

NEW YORK, December 29, 2016 -- Pareteum Corporation (NYSE MKT: TEUM) (“Pareteum,” or the "Company"), a leading international provider of mobile networking software and services, today announced it has entered into an Amended and Restated Credit Agreement (the “Amendment”) with its senior secured lender to restructure its debt, including extending the maturity date of amounts owed into 2017 and 2018.

“We are pleased to have reached an agreement with our senior lender to extend the maturity date of the outstanding debt and to enter into a structured, long-term repayment plan that affords the Company with added flexibility to improve our terms as we successfully execute on our post-restructuring business plan," said Hal Turner, Pareteum's Executive Chairman. “We believe that the willingness of our lender to work with our team on this restructuring validates the significant progress we have achieved in 2016 and demonstrates their confidence in the ability of our roadmap to create value for our customers, business partners and shareholders. Bolstered by our lender’s renewed support, our team continues its commitment to the execution of our plan to move the business forward, expanding our sales organization, continuing to drive technical innovation and building on the momentum we have generated to ensure we capitalize on the significant market opportunities that lie ahead in 2017 and beyond.”

“Today’s agreement is the result of the operational progress Hal and his team have made to restructure the business and ensure that that they are on a solid and achievable path for growth,” said Ivan Zinn of Atalaya Capital Management. “We look forward to the continued progress at Pareteum including the value creation we believe their unique software technology and lean business model is capable of producing.”

Pursuant to the Amendment, the lender has agreed to extend the maturity date on the $10.1 million of outstanding principal and premiums to June 30, 2017. Upon repayment of $1.5 million by March 31, 2017 and an additional $1.5 million by June 30, 2017, the maturity date on the remaining outstanding debt will be automatically extended to December 31, 2017. A further automatic extension to February 28, 2018 is based on the Company achieving certain leverage ratios as of November 30, 2017. In addition, the Company agrees to repay $250,000 by the end of each fiscal quarter of 2017, and $500,000 by the end of each fiscal quarter of 2018. The Amendment also provides for the current interest rate of 13% to be reduced to 12% once the Company has made the first two $1.5 million payments in 2017. As part of the Amendment, the lender received warrants to purchase 31.8 million common shares of the Company at $0.13 per share through December 27, 2019. For further details, please see the Company’s filing on Form 8-K dated, December 29, 2017.

About Pareteum Corporation:

Pareteum Corporation, and its subsidiaries provide a complete mobility cloud platform, utilizing messaging and security capabilities for the global Mobile, MVNO, Enterprise and IoT markets. Pareteum’s large MVNE customers, include Vodafone (NASDAQ: VOD, the world’s second largest mobile operator by customer), Zain (KW: ZAIN, the 4th largest mobile operator in the world in terms of geographical presence), Cleartech, Expeto and other Tier 1 and MVNO customers. For more information please visit: www.pareteum.com.

Forward-Looking Statements:

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Pareteum’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Pareteum’s industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Pareteum may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Pareteum also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Pareteum’s filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Pareteum.

Investor Relations Contacts:

Steve Gersten

813-926-8920

sgersten@tampabay.rr.com

Scott Gordon

CoreIR

631-703-4900

scottg@coreir.com